UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 2, 2015

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

One Federal Street Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

New Credit Agreement

On July 2, 2015, Iron Mountain Incorporated, or Iron Mountain, Iron Mountain Information Management, LLC and certain other subsidiaries of Iron Mountain, or the Company, entered into a credit agreement with certain lenders, JPMorgan Chase Bank, N.A., as administrative agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian administrative agent, or the Credit Agreement, to refinance the credit facilities under the Company’s then existing credit agreement, or the Prior Credit Agreement.  The Credit Agreement consists of (i) a $1.5 billion revolving credit facility, or the New Revolving Credit Facility, and (ii) a $250 million “tranche A” term loan facility, or the New Term Loan Facility.  In addition, the Credit Agreement includes a feature under which maximum borrowings may be increased to up to $2.25 billion in certain circumstances.  The Credit Agreement is scheduled to mature in July 2019.  Similar to the Prior Credit Agreement, the Credit Agreement contains certain restrictive financial and operating covenants, including covenants that restrict our ability to complete acquisitions, pay cash dividends, incur indebtedness, make investments, sell assets and take certain other corporate actions.

On July 6, 2015, the Company borrowed the full amount of the New Term Loan Facility and $846 million under the New Revolving Credit Facility and used such borrowings to repay outstanding balances under the Prior Credit Agreement, including the full amount of existing incremental term loans under the Prior Credit Agreement, and for general corporate purposes. Before such repayment, there was $1,099 million outstanding under the Prior Credit Agreement.

The above description of the Credit Agreement is not complete and is subject to and qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

A copy of the Company’s press release announcing the Credit Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1

Credit Agreement, dated as of June 27, 2011, as amended and restated as of July 2, 2015, among the Company, Iron Mountain Information Management, LLC, Iron Mountain Global LLC, Iron Mountain US Holdings, Inc., Iron Mountain Fulfillment Services, Inc., Iron Mountain Intellectual Property Management, Inc., Iron Mountain Secure Shredding, Inc., Iron Mountain Information Management Services, Inc., Iron Mountain Canada Operations ULC, Iron Mountain Information Management Services Canada, Inc., Iron Mountain Secure Shredding Canada, Inc., Iron Mountain Switzerland GmbH, Iron Mountain Europe PLC, Iron Mountain Holdings (Europe) Limited, Iron Mountain (UK)

Limited, Iron Mountain Australia Holdings Pty Ltd., Iron Mountain Australia Services Pty Ltd., Iron Mountain Austria Archivierung GmbH, Iron Mountain International Holdings B.V., Iron Mountain Luxembourg Services S.à r.l., Luxembourg, Schaffhausen Branch, the lenders and other financial institutions party thereto, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, and JPMorgan Chase Bank, N.A., as Administrative Agent. (Filed herewith.)

99.1	Press release dated July 6, 2015. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

By:	/s/ Ernest W. Cloutier
Name:	Ernest W. Cloutier
Title:	Executive Vice President and General Counsel

Date:  July 6, 2015